Exhibit 10.12
SECOND AMENDMENT TO GASCO ENERGY, INC. EMPLOYMENT AGREEMENT
     WHEREAS,                                           (“Executive”) and Gasco Energy, Inc. (the “Company”) have heretofore entered into an employment agreement, effective as of January 2, 2003, as amended by an amendment thereto effective as of January 1, 2009 (together, the “Agreement”), pertaining to the terms and conditions of Executive’s employment by the Company; and
     WHEREAS, the Executive and the Company desire to amend the Agreement by entering into this Second Amendment to Gasco Energy, Inc. Employment Agreement (the “Amendment”);
     NOW, THEREFORE, the Agreement shall be and is hereby amended, effective as of January 22, 2009:
     1. The last sentence of Section 5.5.4 shall be deleted in its entirety and the following shall be substituted therefore:
“The additional compensation payable to the Executive pursuant to a) or b), as applicable, and c) of this Section 5.5.4 shall only become payable if Executive’s employment is terminated with the Company no later than the last day of the calendar year in which the Change of Control occurred and shall be paid to Executive at the time selected by the Company but in no event later than the fifteenth day of the third month immediately following the calendar year in which the Change of Control occurred.”
2. As amended hereby, the Agreement is specifically ratified and reaffirmed.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 22nd day of January, 2009

THE COMPANY:	EXECUTIVE:

GASCO ENERGY, INC.

By:	By:

Signature Page to
Second Amendment To
Gasco energy, inc. employment Agreement